UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, Georgia 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2018, NCR Corporation (the “Company”), together with NCR Receivables LLC, a wholly-owned, “bankruptcy remote” special purpose subsidiary of the Company, amended the existing trade receivables facility (the “Facility”) pursuant to the Third Amendment to the Receivables Financing Agreement (the “Amendment”), by and among the Company, NCR Receivables LLC, each of the committed lenders, group agents and conduit lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent.

Pursuant to the Amendment, (i) the scheduled termination date of the Facility was extended to November 13, 2020, and (ii) certain other modifications were made, including with respect to the scope of receivables subject to the facility and related eligibility requirements, procedures for selecting and adopting a replacement benchmark rate in the event of certain discontinuations of LIBOR, and the fees and interest payable to the lenders party thereto.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Third Amendment to Receivables Financing Agreement, dated as of November 15, 2018, by and among NCR Receivables LLC, as borrower, NCR Corporation, as servicer, PNC Bank, National Association, as administrative agent, and PNC Bank, National Association, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch) and Victory Receivables Corporation, as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2018

NCR Corporation

By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary

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